Exhibit 99.1

Protagonist Therapeutics Reports FDA Clinical Hold on Rusfertide Clinical Development Program

NEWARK, Calif., September 17, 2021—Protagonist Therapeutics, Inc. (Nasdaq: PTGX) (“Protagonist” or “the Company”) today announced the receipt of a verbal communication from the U.S. Food and Drug Administration (FDA) that Protagonist’s clinical studies for rusfertide, an investigational product candidate currently in development, have been placed on a clinical hold.

The clinical hold follows Protagonist’s notification to the FDA of a recent non-clinical finding in a 26-week rasH2 transgenic mouse model study. The rasH2 model is designed to detect signals related to tumorigenicity, and benign and malignant subcutaneous skin tumors were observed in this study.

The Company is working with the FDA and will be prepared to make all appropriate updates to clinical study documents and determine the next steps in consultation with the FDA. In particular, we will provide additional clinical safety reports, update the investigator brochures and patient informed consent forms, and make necessary modifications to study protocols. Dosing of patients in all ongoing clinical trials with rusfertide will be put on hold, and study investigators have been contacted to facilitate patient notification.

“Patient safety is our absolute top priority,” said Dinesh Patel, President and Chief Executive Officer of Protagonist. “We are fully committed to working closely with the FDA in understanding and evaluating potential clinical risks and determining next steps for the development of rusfertide.”

About Protagonist Therapeutics

Protagonist Therapeutics is a biopharmaceutical company with multiple peptide-based investigational new chemical entities in different stages of development, all derived from the Company’s proprietary technology platform. Protagonist’s pipeline includes rusfertide (PTG-300), an investigational, injectable hepcidin mimetic in a Phase 2 proof-of-concept clinical trial for polycythemia vera (PV), a Phase 2 study in PV subjects with high hematocrit levels, and a Phase 2 study for hereditary hemochromatosis.

The Company is also evaluating an orally delivered, gut-restricted alpha-4-beta-7 integrin specific antagonist peptide (PN-943) currently in a Phase 2 study in adults with moderate to severe active ulcerative colitis (UC). The Company is targeting ulcerative colitis as the initial indication.

The Company has a worldwide license and collaboration agreement with Janssen Biotech, Inc., for the development of oral peptide IL-23 receptor antagonists. Compounds included in this agreement are PTG-200, PN-235 and PN-232. PTG-200 is an orally delivered interleukin-23 receptor specific antagonist peptide in a Phase 2 clinical trial for Crohn's disease. PN-235 and PN-232, both second-generation oral interleukin-23 receptor antagonist candidates, are currently in Phase 1 studies.

Protagonist is headquartered in Newark, California. For further information, please visit www.protagonist-inc.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our intentions or current expectations concerning, among other things, the Company’s clinical development program for rusfertide. In some cases, you can identify these statements by forward-looking words such as "anticipate," "believe," "may," "will," "expect," or the negative or plural of these words or similar expressions. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, our ability to develop and commercialize our product candidates, our ability to earn milestone payments under our collaboration agreements, the impact of the current COVID-19 pandemic on our discovery and development efforts, our ability to use and expand our programs to build a pipeline of product candidates, our ability to obtain and maintain regulatory approval of our product candidates, our ability to operate in a competitive industry and compete successfully against competitors that have greater resources than we do, and our ability to obtain and adequately protect intellectual property rights for our product candidates.  Additional information concerning these and other risk factors affecting our business can be found in our periodic filings with the Securities and Exchange Commission, including under the heading "Risk Factors" contained in our most recently filed periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this press release.  Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Company: Jami Taylor – j.taylor@ptgx-inc.com

Investors: Kevin Murphy – protagonist@argotpartners.com

Media: Joshua R. Mansbach – protagonist@argotpartners.com

2